Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-220399 and 333-251778 on Form S-3 and Registration Statement Nos. 333-203046, 333-204312, and 333-219294 on Form S-8 of our report dated March 12, 2021, relating to the consolidated financial statements of Full House Resorts, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

March 12, 2021